GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants
                  --------------------------------------------

July 14, 2006


Securities and Exchange Commission
Washington, DC 20549


Commissioners:

We have read Tiger Telematics, Inc.'s statements included under Item 4.01 of its Form 8-K for July 14, 2006, and we agree with such statements concerning our Firm.


/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York